Exhibit 3.1

Delaware
PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY"ROYAL BAKERY HOLDINGS INC" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SEVENTH DAY OF JUNE, A.D. 2011.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "ROYAL BAKERY HOLDINGS INC" WAS INCORPORATED ON THE SEVENTH DAY OF JUNE, A.D. 2011.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.

Delaware

The First State

I r JEFFREY W. BULLOCK r SECRETARY OF STATE OF THE STATE OF DELAWARE r DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ROYAL BAKERY HOLDINGS INC" r FILED IN THIS OFFICE ON THE SEVENTH DAY OF JUNE, A.D. 2011, AT 6 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

State of Delaware Secreta.ry of State Division of Corporations Delivered 06:06PM 06/07/2011 FILED 06: 00 PM 06/07/2011 SRV 110698691 - 4992351 FILE

STATE OF DELAWARE

CERTIFICATE  OF INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation  is Royal Bakery Holdings Inc.

Second: The address of its registered office in the State of Delaware is  2140 South Dupont Highway in the City of Camden, County of Kent.  The name of it's registered agent at such address is PARACORP  INCORPORATED.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized  under the General Corporation Law of Delaware.

Fourth: The amount of the total stock of this corporation is authorized to issue is 25,000,000 shares with a par value of $0.0001 per share.

Fifth: The name and mailing address of the incorporator are as follows:

Name:	Frances Severe

Address;	2140 South Dupont Highway
Camden, DE 19934
COUNTY OF KENT

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 7th day of June, A.D. 2011.

By:	/s/ Frances Severe
Frances Severe